SECOND AMENDMENT TO
FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT (hereinafter referred to as this “Amendment”), dated as of March 9, 2020, is executed by and among,

MISTRAS GROUP, INC., a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, having its principal office located at 195 Clarksville Road, Princeton Junction, New Jersey 08550 (hereinafter referred to as the “Borrower”),

AND

QUALITY SERVICES LABORATORIES, INC., a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, having its principal office located at 195 Clarksville Road, Princeton Junction, New Jersey 08550 (hereinafter referred to as “QSL”),
AND
MISTRAS INTERNATIONAL HOLDINGS INC., a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, having its principal office located at 195 Clarksville Road, Princeton Junction, New Jersey 08550 (hereinafter referred to as “MIH”)
AND
WEST PENN NON-DESTRUCTIVE TESTING, LLC, a limited liability company duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, having its principal office located at 195 Clarksville Road, Princeton Junction, New Jersey 08550 (hereinafter referred to as “West Penn”, and hereinafter QSL, MIH, and West Penn shall be collectively referred to as the “Guarantors” and sometimes individually referred to as a “Guarantor”),
AND
BANK OF AMERICA, N.A., a national banking association duly organized and validly existing under the laws of the United States of America, having an office located at 194 Wood Avenue South, Iselin, New Jersey 08830, in its capacity as a Lender and the letter of credit issuer (hereinafter referred to as “Bank of America”),

AND

THOSE OTHER LENDERS SIGNATORY HERETO (hereinafter said lenders, together with Bank of America, shall be sometimes individually referred to as a “Lender” and collectively referred to as the “Lenders”),

AND

BANK OF AMERICA, N.A., a national banking association duly organized and validly existing under the laws of the United States of America, having an office located 194 Wood Avenue South, Iselin, New Jersey 08830, in its capacity as administrative agent for the Lenders (hereinafter referred to as the “Administrative Agent”).
[SECOND AMENDMENT TO FIFTH AMENDED
AND RESTATED CREDIT AGREEMENT]
US_ACTIVE-151529447

W I T N E S S E T H:

        WHEREAS, pursuant to the terms, conditions, and provisions of that certain Fifth Amended and Restated Credit Agreement dated December 13, 2018, executed by and among, inter alia, the Borrower, as borrower, the Lenders, as lenders, Bank of America, as letter of credit issuer, and the Administrative Agent, as administrative agent (hereinafter referred to as the “Original Credit Agreement”), as such Original Credit Agreement was amended and modified by that certain First Amendment to Fifth Amended and Restated Credit Agreement dated October 11, 2019, executed by and among, inter alia, the Borrower, as borrower, the Lenders, as lenders, Bank of America, as letter of credit issuer, and the Administrative Agent, as administrative agent (hereinafter referred to as the “First Amendment”, and hereinafter the Original Credit Agreement, as amended and modified by the First Amendment, shall be referred to as the “Credit Agreement”), the Lenders made available to the Borrower (a) a five (5) year senior secured amended and restated revolving credit facility in the aggregate maximum principal amount of up to US$300,000,000.00 (hereinafter referred to as the “Revolving Credit Facility”), which Revolving Credit Facility includes (i) a US$20,000,000.00 sublimit for the issuance of standby and commercial letters of credit and (ii) a US$100,000,000.00 sublimit for multicurrency borrowings in readily available and freely transferable and convertible currencies, including, but not limited to, Euros, Pounds Sterling, Canadian Dollars, and Japanese Yen, all to be made available to the Borrower for working capital and other lawful corporate purposes, and (b) a five (5) year senior secured term loan facility in the aggregate original principal amount of US$100,000,000.00 (hereinafter referred to as the “Term Loan Facility”, and hereinafter the Revolving Credit Facility and the Term Loan Facility shall be collectively referred to as the “Credit Facilities”); and

        WHEREAS, capitalized terms used herein but not otherwise expressly defined herein shall have the same meanings when used herein as assigned and ascribed to said terms in the Credit Agreement; and

        WHEREAS, pursuant to the terms, conditions, and provisions of that certain Fifth Amended and Restated Guaranty Agreement dated December 13, 2018, executed by the Guarantors, as guarantors, in favor of the Administrative Agent, for the benefit of the Lenders (hereinafter referred to as the “Guaranty”), the Guarantors guarantied the payment and performance of all of the obligations of the Borrower owed to the Administrative Agent and the Lenders under the Credit Agreement and the other Loan Documents (hereinafter collectively referred to as the “Loan Documents”); and

        WHEREAS, the parties hereto have agreed to amend and modify the terms, conditions, and provisions of the Credit Agreement, and the other Loan Documents, pursuant to the terms, conditions, and provisions of this Amendment for the purposes more fully set forth and described herein; and

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AMOUNTS OUTSTANDING UNDER THE CREDIT FACILITIES;
APPLICABLE RATE AND PRICING LEVEL

        1.1 Amounts Outstanding under the Revolving Credit Facility. There is, as of March 3, 2020, due and owing on the Revolving Credit Facility (a) the principal amount of US$149,044,940.00, consisting of (i) Revolving Loans in the aggregate principal amount of US$145,300,000.00, and (ii) issued and outstanding Letters of Credit in the aggregate stated amount of US$3,744,940.00, and (b) the principal amount of €8,000,000.00 consisting of Revolving Loans, in the case of each of the foregoing together with unpaid accrued interest, fees, costs and expenses due and owing to the Lenders under the

[SECOND AMENDMENT TO FIFTH AMENDED
AND RESTATED CREDIT AGREEMENT]

Credit Agreement, all without offset, defense or counterclaim, all of which are hereby expressly waived by the Borrower and the Guarantors as of the date hereof. As of such date, there were no amounts due and owing to the Lenders in connection with any unreimbursed draws on any Letter of Credit.

        1.2 Amount Outstanding under the Term Loan Facility. There is, as of March 3, 2020, due and owing on the Term Loan Facility the principal amount of US$95,000,000.00, together with unpaid accrued interest, fees, costs and expenses due and owing to the Lenders under the Credit Agreement, all without offset, defense or counterclaim, all of which are hereby expressly waived by the Borrower and the Guarantors as of the date hereof.

        1.3 Applicable Rate; Pricing Level. The Borrower hereby acknowledges and agrees that as of March 9, 2020, the Applicable Rate in effect from the date of this Amendment until receipt of the Compliance Certificate for the period ended December 31, 2019, shall be determined based upon Pricing Level 6.

ARTICLE II
AMENDMENTS TO CREDIT AGREEMENT

2.1 New Defined Terms in Section 1.01 of the Credit Agreement. The following new defined terms “Adjustment”, “Affected Financial Institution”, “LIBOR Successor Rate”, “LIBOR Successor Rate Conforming Changes”, “Relevant Governmental Body”, “Resolution Authority”, “Scheduled Unavailability Date”, “SOFR”, “SOFR-Based Rate”, “Term SOFR”, “UK Financial Institution” and “UK Resolution Authority” are hereby inserted into Section 1.01 of the Credit Agreement as follows:

“”Adjustment” has the meaning specified in Section 3.03.

““Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“LIBOR Successor Rate” has the meaning specified in Section 3.03.

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement).

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York for the purpose of recommending a benchmark rate to replace LIBOR in loan agreements similar to this Agreement.

[SECOND AMENDMENT TO FIFTH AMENDED
AND RESTATED CREDIT AGREEMENT]

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Scheduled Unavailability Date” has the meaning specified in Section 3.03.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source) and, in each case, that has been selected or recommended by the Relevant Governmental Body.

“SOFR-Based Rate” means SOFR or Term SOFR.

“Term SOFR” means the forward-looking term rate for any period that is approximately (as determined by the Administrative Agent) as long as any of the Interest Period options set forth in the definition of “Interest Period” and that is based on SOFR and that has been selected or recommended by the Relevant Governmental Body, in each case as published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

2.2 Amendments to Definitions of “Applicable Rate”, “Bail-In Action”, “Bail-In Legislation”, and “Write-Down and Conversion Powers” in Section 1.01 of the Credit Agreement. The defined terms “Applicable Rate”, “Bail-In Action”, “Bail-In Legislation”, and “Write-Down and Conversion Powers” set forth in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

““Applicable Rate” means, from time to time, the following percentages per annum, based upon the Funded Debt Leverage Ratio, as set forth in the most recent Compliance Certificate received by Administrative Agent pursuant to Section 6.02(a):

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AND RESTATED CREDIT AGREEMENT]

Pricing Level	Funded Debt Leverage Ratio	LIBOR Margin	Base Rate Margin	Revolving Commitment Fee	SBLC Fee/ Comm’l L/C Fee
1	≤ 1.00:1	100.0 bps	-125.0 bps	20.0 bps	100.0 bps
2	> 1.00:1 but ≤ 1.50:1	125.0 bps	-100.0 bps	20.0 bps	125.0 bps
3	> 1.50:1 but ≤ 2.00:1	137.5 bps	-87.5 bps	25.0 bps	137.5 bps
4	> 2.00:1 but ≤ 2.75:1	150.0 bps	-75.0 bps	30.0 bps	150.0 bps
5	> 2.75:1 but ≤ 3.25:1	175.0 bps	-37.5 bps	35.0 bps	175.0 bps
6	> 3.25:1 but ≤ 3.75:1	200.0 bps	-37.5 bps	35.0 bps	200.0 bps
7	> 3.75	225.0 bps	-37.5 bps	35.0 bps	225.0 bps

Any increase or decrease in the Applicable Rate resulting from a change in the Funded Debt Leverage Ratio shall become effective as of the first (1st) Business Day of the month immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with Section 6.02(a), then Pricing Level 7 shall apply as of the first Business Day of the month following the date such Compliance Certificate was required to have been delivered until the first Business Day of the month immediately following the delivery of such Compliance Certificate. In addition, at all times while the Default Rate is in effect, the highest rate set forth in each column of the Applicable Rate shall apply. Finally, if the sum of the Base Rate plus the Applicable Rate shall ever be less than zero, such sum shall be deemed to be zero for all purposes under this Agreement.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

[SECOND AMENDMENT TO FIFTH AMENDED
AND RESTATED CREDIT AGREEMENT]

2.3. Amendment to Section 2.15(a)(iv) of the Credit Agreement. The existing Section 2.15(a)(iv) of the Credit Agreement is hereby deleted in its entirety and the following new Section 2.15(a)(iv) is hereby inserted in its place and stead as follows:

“(iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitments) but only to the extent that (x) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitments. Subject to the terms, conditions and provisions of Section 10.23 of this Agreement, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.”

2.4 Amendment to Section 3.03 of the Credit Agreement. The existing Section 3.03 of the Credit Agreement is hereby deleted in its entirety and the following new Section 3.03 is hereby inserted in its place and stead as follows:
“3.03. Inability to Determine Rates. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:
(a) adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(b) the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide LIBOR after such specific date (such specific date, the “Scheduled Unavailability Date”); or
(c) syndicated loans currently being executed, or that include language similar to that contained in this Section 3.03, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace LIBOR with (i) one or

[SECOND AMENDMENT TO FIFTH AMENDED
AND RESTATED CREDIT AGREEMENT]

more SOFR-Based Rates or (ii) another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (the “Adjustment”; and any such proposed rate, a “LIBOR Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders (A) in the case of an amendment to replace LIBOR with a rate described in clause (i), object to the Adjustment; or (B) in the case of an amendment to replace LIBOR with a rate described in clause (ii), object to such amendment; provided that for the avoidance of doubt, in the case of clause (A), the Required Lenders shall not be entitled to object to any SOFR-Based Rate contained in any such amendment. Such LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.
If no LIBOR Successor Rate has been determined and the circumstances under clause (a) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans shall be suspended (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (y) the Eurocurrency Rate component shall no longer be utilized in determining the Base Rate.  Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.
Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.
In connection with the implementation of a LIBOR Successor Rate, the Administrative Agent will have the right to make LIBOR Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such LIBOR Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement.”
2.5 Amendment to Section 6.12 of the Credit Agreement. In Section 6.12 of the Credit Agreement, clause (b) is hereby deleted in its entirety and the following new clause (b) is hereby inserted in its place and stead:

“(b) Maximum Funded Debt Leverage Ratio. Maintain, on a Consolidated basis, a Funded Debt Leverage Ratio not exceeding the ratios set forth below:

[SECOND AMENDMENT TO FIFTH AMENDED
AND RESTATED CREDIT AGREEMENT]

Test Period Ending	Maximum Funded Debt Leverage Ratio
December 31, 2019, March 31, 2020, and June 30, 2020	4.00 –to– 1.0
September 30, 2020	3.75 –to– 1.0
December 31, 2020, and each March 31, June 30, September 30 and December 31 thereafter	3.50 –to– 1.0

This ratio will be calculated at the end of each reporting period for which this Agreement requires Borrower to deliver financial statements, using the results of the twelve-month period ending with that reporting period.
Notwithstanding the foregoing terms, conditions and provisions of this Section 6.12 to the contrary, for the four (4) quarterly test dates immediately following the date on which any purchase or other acquisition permitted by the terms of Section 7.02(f) occurs, at Borrower’s election, the maximum permitted Funded Debt Leverage Ratio may be temporarily increased to 4.00 -to- 1.0 (hereinafter such temporary increase shall be referred to as a “Temporary Leverage Increase”), and then such maximum permitted ratio shall automatically reduce down to 3.50 -to- 1.0 commencing with the fifth (5th) quarterly test date immediately following the date on which said permitted acquisition occurred; provided, however, (i) in no event shall Borrower be permitted to elect a Temporary Leverage Increase more than two (2) times during the term of the Credit Facilities, and (ii) with respect to the first (1st) exercise by the Borrower after March 9, 2020 of a Temporary Leverage Increase following a purchase or other acquisition permitted by Section 7.02(f), the Borrower shall be obligated to obtain the prior express written consent of the Required Lenders (which consent may be granted or withheld by the Required Lenders in their sole and absolute discretion).
2.6 Amendment to Section 7.02(f) of the Credit Agreement. The following new paragraph is hereby inserted into the end of Section 7.02(f) of the Credit Agreement as follows:

“Notwithstanding the foregoing terms, conditions and provisions of this Section 7.02(f) to the contrary, in addition to the terms, conditions and provisions of Section 7.02(f), the following additional terms, conditions and provisions shall apply to any acquisitions or purchases made pursuant to the terms, conditions and provisions of Section 7.02(f) prior to April 1, 2021:
        (1) the total consideration with respect to the purchases or acquisitions in the aggregate shall not exceed $5,000,000.00; and
        (2) prior to the first (1st) of any such purchase or acquisition, the Borrower shall have demonstrated a Funded Debt Leverage Ratio of not greater than 3.0 –to– 1.0 for two (2) consecutive fiscal quarters immediately prior to said purchase or acquisition.”
2.7 Amendment to Section 10.23 of the Credit Agreement. The existing Section 10.23 of the Credit Agreement is hereby deleted in its entirety and the following new Section 10.23 is hereby inserted in its place and stead as follows:

[SECOND AMENDMENT TO FIFTH AMENDED
AND RESTATED CREDIT AGREEMENT]

“10.23  Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Solely to the extent any Lender or L/C Issuer that is an EEA Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

        (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

        (b) the effects of any Bail-in Action on any such liability, including, if applicable:

        (i) a reduction in full or in part or cancellation of any such liability;

        (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

        (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.”

ARTICLE III
CONDITIONS TO EFFECTIVENESS

3.1 Closing Conditions. This Amendment shall become effective as of the day and year set forth above (hereinafter referred to as the “Amendment Effective Date”) upon satisfaction of the following conditions (in each case, in form and substance reasonably acceptable to the Administrative Agent) on or prior to the Amendment Effective Date:

(a) Executed Amendment. The Administrative Agent shall have received a copy of this Amendment duly executed by each of the Loan Parties, the Lenders and the Administrative Agent.

(b) Default. As of the Amendment Effective Date, no Default or Event of Default shall exist.

(c) Fees and Expenses.

[SECOND AMENDMENT TO FIFTH AMENDED
AND RESTATED CREDIT AGREEMENT]

(i) The Administrative Agent shall have received from the Borrower, for the account of each Lender signing this Amendment on or before the Amendment Effective Date, an amendment fee in an amount equal to ten (10) basis points on the Commitment of each such consenting Lender.

(ii) The Administrative Agent shall have received from the Borrower such other fees and expenses that are payable in connection with the consummation of the transactions contemplated hereby and Administrative Agent’s counsel shall have received from the Borrower payment of all outstanding fees and expenses previously incurred and all fees and expenses incurred in connection with this Amendment, including, without limitation, the fees, costs, and expenses of Reed Smith LLP.

(d) Miscellaneous. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

ARTICLE IV
MISCELLANEOUS

4.1 Amended Terms. On and after the Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended and modified by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

4.2 FATCA. Borrower hereby certifies to the Administrative Agent and the Lenders that the obligations of the Borrower set forth in the Credit Agreement, as modified by this Amendment, qualify as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).  From and after the effective date of this Amendment, the Borrower shall indemnify the Administrative Agent, and hold it harmless from, any and all losses, claims, damages, liabilities and related interest, penalties and expenses, including, without limitation, Taxes and the fees, charges and disbursements of any counsel for any of the foregoing, arising in connection with the Administrative Agent’s treating, for purposes of determining withholding Taxes imposed under the Foreign Account Tax Compliance Act (FATCA), the Credit Amendment as qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).  The Borrower’s obligations hereunder shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all of the Obligations.

4.3 Representations and Warranties of Loan Parties. Each of the Loan Parties represents and warrants as follows:

(a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment;

[SECOND AMENDMENT TO FIFTH AMENDED
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(b) This Amendment has been duly executed and delivered by such Loan Party and constitutes such Loan Party’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity);

(c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance of this Amendment by such Loan Party;

(d) The representations and warranties set forth in Article V of the Credit Agreement are true and correct as of the date hereof (except for those which expressly relate to an earlier date);

(e) After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default;

(f) Intentionally omitted; and

(g) The Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

4.4 Reaffirmation of Obligations. Each Loan Party hereby ratifies the Credit Agreement and each other Loan Document and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement and each other Loan Document applicable to it and (b) that it is responsible for the observance and full performance of its respective Obligations.

4.5 Loan Document. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

4.6 Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Administrative Agent’s legal counsel.

4.7 Further Assurances. The Loan Parties agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

4.8 Entirety. This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

4.9 Counterparts; Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment or any other document required to be delivered hereunder, by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this

[SECOND AMENDMENT TO FIFTH AMENDED
AND RESTATED CREDIT AGREEMENT]

Agreement. Without limiting the foregoing, upon the request of any party, such fax transmission or e-mail transmission shall be promptly followed by such manually executed counterpart.

4.10 No Actions, Claims, Etc. As of the date hereof, each of the Loan Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.

4.11 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

4.12 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

4.13 General Release. In consideration of the Administrative Agent’s willingness to enter into this Amendment, on behalf of the Lenders, each Loan Party hereby releases and forever discharges the Administrative Agent, the L/C Issuer, the Lenders and the Administrative Agent’s, the L/C Issuer’s and each Lender’s respective predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives, and affiliates (hereinafter all of the above collectively referred to as the “Bank Group”), from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which any Loan Party may have or claim to have against any of the Bank Group in any way related to or connected with the Loan Documents and the transactions contemplated thereby.

4.14 Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 10.14 and 10.15 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SECOND AMENDMENT TO FIFTH AMENDED
AND RESTATED CREDIT AGREEMENT]

        IN WITNESS WHEREOF: the parties hereto have caused this Amendment to be duly executed as of the date first above written.
             BORROWER:
MISTRAS GROUP, INC., as Borrower

By:_____________________________
        Edward J. Prajzner
        Senior Vice President, Chief Financial Officer
        and Treasurer

GUARANTORS:

QUALITY SERVICES LABORATORIES, INC., a Delaware corporation

By:_____________________________
        Edward J. Prajzner
        Vice President and Treasurer

MISTRAS INTERNATIONAL HOLDINGS INC., a Delaware corporation

By:_____________________________
        Edward J. Prajzner
        Vice President and Treasurer

WEST PENN NON-DESTRUCTIVE TESTING, LLC, a Pennsylvania limited liability company

By:_____________________________
        Edward J. Prajzner
        Vice President and Treasurer

SIGNATURE PAGE TO SECOND AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

BANK OF AMERICA, N.A., as Administrative Agent

By:_____________________________
Name:
Title:

BANK OF AMERICA, N.A., as a Lender and as the
L/C Issuer

By:_____________________________
Name:
Title:

JPMORGAN CHASE BANK, N.A., as a Lender

By:_____________________________
Name:
Title:

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:_____________________________
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:_____________________________
Name:
Title:

TD BANK, NATIONAL ASSOCIATION, as a Lender

By:_____________________________
Name:
Title:

[END OF SIGNATURE PAGES]

SIGNATURE PAGE TO SECOND AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT